                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF
                               MININGCO.COM, INC.

                (Pursuant to Sections 107, 241 and 245 of the
              General Corporation Law of the State of Delaware)

            MiningCo.com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

            DOES HEREBY CERTIFY:

            FIRST: That the Corporation was originally incorporated in Delaware under the name MiningCo.com, Inc., and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 17, 1998.

            SECOND: That the Corporation has not received any payment for any of its stock.

            THIRD: That this Amended and Restated Certificate of Incorporation was duly adopted, in accordance with Sections 107, 241 and 245 of the General Corporation Law, by the consent of the sole incorporator.

             FOURTH: That the text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full.

                                    ARTICLE I
                                      NAME

            The name of the Corporation is MiningCo.com, Inc.

                                   ARTICLE II
                                REGISTERED OFFICE

            The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


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                                   ARTICLE III
                                     POWERS

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law. The Corporation is to have a perpetual existence.

                                   ARTICLE IV
                                  CAPITAL STOCK

            The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is 53,662,260 shares, consisting of (i) 35,000,000 shares of Common Stock, $.001 par value per share, and (ii) 18,662,260 shares of Preferred Stock, $.001 par value per share, of which Preferred Stock 3,346,715 shares are designated Series A Convertible Preferred Stock, 6,597,596 shares are designated Series B Convertible Preferred Stock and 8,717,949 shares are designated Series C Convertible Preferred Stock.
Article IV hereof contains a description of the Preferred Stock and a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

                                  Common Stock

         A. General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of any then outstanding Preferred Stock.

         B. Voting Rights. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. Action required or permitted to be taken by stockholder vote may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as otherwise required by law or Article IV of this Amended and Restated Certificate of Incorporation, the holders of Common Stock and the holders of Preferred Stock shall vote together as a single class on all matters submitted to stockholders for a vote (including any action by written consent). There shall be no cumulative voting.

         C. Dividends. Subject to provisions of law and Article IV of this Amended and Restated Certificate of Incorporation, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion.

         D. Dissolution, Liquidation or Winding Up. Subject to provisions of law and Article IV of this Amended and Restated Certificate of Incorporation, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after the payment or provisions for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

         E. Redemption. The Common Stock is not redeemable.

         F. Preemptive Rights. No holder of any of the shares of the Common Stock or of options, warrants or other rights to purchase shares of the Common Stock shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the Board of Directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                 Preferred Stock

         A. General.

            1. Issuance of Preferred Stock in Classes or Series. The Preferred Stock of the Corporation may be issued in one or more classes or series at such time or times and for such consideration as the Board of Directors of the Corporation may determine. Each class or series shall be so designated as to distinguish the shares thereof from the shares of all other classes and series. Except as to the relative designations, preferences, powers, qualifications, rights and privileges referred to in this Article IV, in respect of any or all of which there may be variations between different classes or series of Preferred Stock, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless otherwise specifically set forth herein.

            2. Authority to Establish Variations Between Classes or Series of Preferred Stock. The Board of Directors of the Corporation is expressly authorized, subject to the limitations prescribed by law and the provisions of this Amended and Restated Certificate of Incorporation, to provide by adopting a resolution or resolutions, for the issue of the undesignated Preferred Stock in one or more classes or series, each with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in a certificate, which shall be filed in accordance with the General Corporation Law, and

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the resolutions of the Board of Directors creating such class or series. The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

               (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

               (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

               (c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

               (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

               (f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

               (g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

               (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

               (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Amended and Restated Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation.

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         B. Description and Designation of Series A
            Convertible Preferred Stock, Series B Convertible
            Preferred Stock and Series C Convertible Preferred
            Stock.

            1. Designation. A total of 3,346,715 shares of the Corporation's Preferred Stock is designated as "Series A Convertible Preferred Stock," a total of 6,597,596 shares of the Corporation's Preferred Stock is designated as "Series B Convertible Preferred Stock" and a total of 8,717,949 shares of the Corporation's Preferred Stock is designated as "Series C Convertible Preferred Stock." As used herein, the term "Preferred Stock" used without references to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock means the shares of Series A Convertible Preferred Stock, the shares of Series B Convertible Preferred Stock, the shares of Series C Convertible Preferred Stock and the shares of series of authorized Preferred Stock of the Corporation issued and designated from time to time by a resolution or resolutions of the Board of Directors, share for share alike and without distinction as to class or series, except as otherwise expressly provided for in this Article IV of this Amended and Restated Certificate of Incorporation or as the context otherwise requires.

            2. Dividends.

               (a) The holders of record of shares of the Series A Convertible Preferred Stock shall be entitled to receive cash dividends, which shall be payable when, as and if declared by the Board of Directors out of assets which are legally available for the payment of such dividends, including any special dividends declared by the Board of Directors as well as ordinary dividends at an annual rate equal to $0.135 per share of Series A Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series A Convertible Preferred Stock), provided that such dividends shall not be currently payable and shall only be payable when and if specifically provided herein. Dividends shall be cumulative, without compounding, and shall accrue daily on each share of Series A Convertible Preferred Stock from the date of issue thereof. Any dividends payable on shares of Series A Convertible Preferred Stock pursuant to the terms hereof shall be pari passu with the Company's obligation to pay dividends on shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, as set forth below in Section 2(b) and
Section 2(c), respectively. Dividends payable on the Series A Convertible Preferred Stock for any period less than a full year shall be computed on the basis of the actual number of days elapsed and a 365-day year. No dividends shall be paid or declared, and no other distribution shall be made, on or with respect to the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock or the Common Stock of the Corporation as long as there are shares of Series A Convertible Preferred Stock issued and outstanding. Upon the conversion of shares of the Series A Convertible Preferred Stock into Common Stock of the Corporation, all cumulative dividends with respect to such converted shares of Series A Convertible Preferred Stock shall be cancelled.

               (b) The holders of record of shares of the Series B Convertible Preferred Stock shall be entitled to receive cash dividends, which shall be payable when, as and if declared by the Board of Directors out of assets which are legally available for the payment of such dividends, including any special dividends declared by the Board of Directors as well as ordinary dividends at an annual rate equal to $0.162 per share of Series B Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series B Convertible Preferred Stock), provided that such dividends shall not be currently payable and shall only be payable when and if specifically provided herein. Dividends shall be cumulative, without compounding, and shall accrue daily on each share of Series B Convertible Preferred Stock from the date of issue thereof. Any dividends payable on shares of Series B Convertible Preferred Stock pursuant to the terms hereof shall be pari passu with the Company's obligation to pay dividends on shares of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock, as set forth in Section 2(a) above and Section 2(c) below, respectively. Dividends payable on the Series B Convertible Preferred Stock for any period less than a full year shall be computed on the basis of the actual number of days elapsed and a 365-day year. No dividends shall be paid or declared, and no other distribution shall be made, on or with respect to the Series A Convertible Preferred Stock, the Series C Convertible Preferred Stock or the Common Stock of the Corporation as long as there are shares of Series B Convertible Preferred Stock issued and outstanding. Upon the conversion of shares of the Series B Convertible Preferred Stock into Common Stock of the Corporation, all cumulative dividends with respect to such converted shares of Series B Convertible Preferred Stock shall be cancelled.

               (c) The holders of record of shares of the Series C Convertible Preferred Stock shall be entitled to receive cash dividends, which shall be payable when, as and if declared by the Board of Directors out of assets which are legally available for the payment of such dividends, including any special dividends declared by the Board of Directors as well as ordinary dividends at an annual rate equal to $0.176 per share of Series C Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series C Convertible Preferred Stock), provided that such dividends shall not be currently payable and shall only be payable when and if specifically provided herein. Dividends shall be cumulative, without compounding, and shall accrue daily on each share of Series C Convertible Preferred Stock from the date of issue thereof. Any dividends payable on shares of Series C Convertible Preferred Stock pursuant to the terms hereof shall be pari passu with the Company's obligation to pay dividends on shares of Series A Convertible Preferred Stock and shares of Series B Convertible Preferred Stock as set forth above in Section 2(a) and Section 2(b), respectively. Dividends payable on the Series C Convertible Preferred Stock for any period less than a full year shall be computed on the basis of the actual number of days elapsed and a 365-day year. No dividends shall be paid or declared, and no other distribution shall be made, on or with respect to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Common Stock of the Corporation as long as there are shares of Series C Convertible Preferred Stock issued and outstanding. Upon the conversion of shares of the Series C Convertible Preferred Stock into Common Stock of the Corporation, all cumulative dividends with respect to such converted shares of Series C Convertible Preferred Stock shall be cancelled.

            3. Liquidation, Dissolution or Winding Up.

               (a) Treatment at Sale, Liquidation, Dissolution or Winding Up.


                  (i) Transaction Value Less Than or Equal to Sixty Million Dollars. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, in which the Transaction Value (as defined below) is less than or equal to sixty million dollars ($60,000,000), before any distribution or payment is made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be senior to, or on a parity with, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, the holders of shares of Series A Preferred Stock, the holders of shares of Series B Convertible Preferred Stock and the holders of shares of Series C Convertible Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock whether such assets are capital, surplus or earnings, pari passu with the amount payable to all holders of Preferred Stock, amounts equal to (A) with respect to holders of Series A Convertible Preferred Stock, $1.50 per share of Series A Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series A Convertible Preferred Stock), plus any dividends accrued or declared but unpaid on such shares (such amount, as so determined, is referred to herein as the "Series A Liquidation Value" with respect to such shares), (B) with respect to holders of Series B Convertible Preferred Stock, $1.80 per share of Series B Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series B Convertible Preferred Stock), plus any dividends accrued or declared but unpaid on such shares (such amount, as so determined, is referred to herein as the "Series B Liquidation Value" with respect to such shares), and (C) with respect to holders of Series C Convertible Preferred Stock, $1.95 per share of Series C Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series C Convertible Preferred Stock), plus any dividends accrued or declared but unpaid on such shares (such amount, as so determined, is referred to herein as the "Series C Liquidation Value" with respect to such shares). After payment has been made to the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock, the holders of the Series C Convertible Preferred Stock and any series of Preferred Stock designated to be senior to, or on a parity with, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock of the full liquidation preference to which such holders shall be entitled as aforesaid, the remaining assets shall be distributed among the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock, the holders of the Series C Convertible Preferred Stock and the holders of the Common Stock on a pro-rata basis, with such distribution to the holders of the Series A Convertible Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Convertible Preferred Stock as would have been payable had each such share been converted to

Common Stock pursuant to the provisions of Section 5 hereof immediately prior to such event of liquidation, dissolution or winding up of the Corporation.

                  (ii) Transaction Value Greater Than Sixty Million Dollars. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, in which the Transaction Value is greater than sixty million dollars ($60,000,000), the holders of Series A Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock and the holders of Series C Convertible Preferred Stock shall be entitled to be paid their pro-rata distribution of the assets or proceeds as would have been payable had each such share been converted to Common Stock pursuant to the provisions of
Section 5 hereof immediately prior to such event of liquidation, dissolution or winding up of the Corporation.

                  (iii) Transaction Value. For purposes of this Section 3(a), "Transaction Value" shall mean the fair market value of the Corporation at such time or the value of all consideration payable in connection with any such transaction described in Section 3(a) hereof, including assumption of indebtedness, as the case may be, as determined by cash value or as determined in accordance with Section 3(d) hereof.

               (b) Insufficient Funds. If upon such liquidation, dissolution or winding up of the Corporation the assets or surplus funds of the Corporation to be distributed to the holders of shares of Series A Convertible Preferred Stock, the holders of shares of Series B Convertible Preferred Stock, the holders of shares of Series C Convertible Preferred Stock and any other then outstanding shares of the Corporation's capital stock ranking on a parity with respect to payment on liquidation with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock (such shares being referred to herein as the "Series A/B/C Parity Preferred Stock") shall be insufficient to permit payment to such respective holders of the full Series A Liquidation Value, the full Series B Liquidation Value, the full Series C Liquidation Value and all other preferential amounts payable with respect to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and such Series A/B/C Parity Preferred Stock, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and such Series A/B/C Parity Preferred Stock, pro rata, in proportion to the full respective preferential amounts to which the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and such Series A/B/C Parity Preferred Stock are each entitled.

               (c) Certain Transactions Treated as Liquidation. For purposes of this Section 3, (A) any acquisition of the Corporation by means of merger or other form of corporate reorganization or consolidation with or into another corporation in which outstanding shares of this Corporation, including shares of Series A Convertible Preferred Stock, shares of Series B Convertible Preferred Stock and shares of Series C Convertible Preferred Stock, are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary and, as a result of which transaction, the stockholders of this Corporation immediately prior to such transaction own less than fifty percent (50%) of the voting power of the surviving entity immediately following such transaction (other than a mere reincorporation transaction), or
(B) a sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of the Corporation (other than to or by a wholly-owned subsidiary or parent of the Corporation), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock and the holders of Series C Convertible Preferred Stock to receive the amount that would be received in a liquidation, dissolution or winding up pursuant to Section 3(a)(i) or (ii) hereof, as applicable, if the holders of at least fifty percent (50%) of the then outstanding shares of Series A Convertible Preferred Stock, the holders of at least fifty percent (50%) of the then outstanding shares of Series B Convertible Preferred Stock and the holders of at least fifty percent (50%) of the then outstanding shares of Series C Convertible Preferred Stock so elect by giving written notice thereof to the Corporation at least three (3) days before the effective date of such event. The Corporation will provide the holders of Preferred Stock with notice of all transactions which may be treated as a liquidation, dissolution or winding up of the Corporation pursuant to this
Section 3(c) twenty (20) days prior to the earlier of the vote relating to such transaction or the closing of such transaction.

               (d) Distributions of Property. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors, unless the holders of at least fifty percent (50%) of the then outstanding shares of Series A Convertible Preferred Stock, the holders of at least fifty percent (50%) of the then outstanding shares of Series B Convertible Preferred Stock and the holders of at least fifty percent (50%) of Series C Convertible Preferred Stock request, in writing, that an independent appraiser perform such valuation, then by an independent appraiser selected by the Board of Directors and reasonably acceptable to the holders of fifty percent (50%) or more of each series of Preferred Stock requesting such appraiser.

            4. Voting Power.

               (a) General. Except as otherwise expressly provided in Section 9 hereof or as otherwise required by law, each holder of Series A Convertible Preferred Stock, each holder of Series B Convertible Preferred Stock and each holder of Series C Convertible Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such holder's respective shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock could then be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided in Section 9 hereof or as otherwise required by law, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters in accordance with Article IV of this Amended and Restated Certificate of Incorporation.

            5. Conversion Rights. The holders of Series A Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock and the holders of Series C Convertible Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

               (a) General. Subject to and in compliance with the provisions of this Section 5, any or all shares of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock may, at the option of the holder thereof, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Convertible Preferred Stock shall be entitled to receive upon conversion thereof shall be the product obtained by multiplying the Series A Applicable Conversion Rate (determined as provided in
Section 5(b)) by the number of shares of Series A Convertible Preferred Stock being converted into Common Stock at any time. Subject to and in compliance with the provisions of this Section 5, any or all shares of the Series B Convertible Preferred Stock may, at the option of the holder thereof, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Convertible Preferred Stock shall be entitled to receive upon conversion thereof shall be the product obtained by multiplying the Series B Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series B Convertible Preferred Stock being converted into Common Stock at any time. Subject to and in compliance with the provisions of this Section 5, any or all shares of the Series C Convertible Preferred Stock may, at the option of the holder thereof, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series C Convertible Preferred Stock shall be entitled to receive upon conversion thereof shall be the product obtained by multiplying the Series C Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series C Convertible Preferred Stock being converted into Common Stock at any time.

               (b) Applicable Conversion Rate. The conversion rate in effect at any time for the Series A Convertible Preferred Stock (the "Series A Applicable Conversion Rate") shall be the quotient obtained by dividing $1.50 by the Series A Applicable Conversion Value (as defined in Section 5(c)). Initially, the Series A Applicable Conversion Rate shall be one (1), and initially each share of Series A Convertible Preferred Stock shall be convertible into one (1) share of Common Stock. The conversion rate in effect at any time for the Series B Convertible Preferred Stock (the "Series B Applicable Conversion Rate") shall be the quotient obtained by dividing $1.80 by the Series B Applicable Conversion Value (as defined in Section 5(c)). Initially, the Series B Applicable Conversion Rate shall be one (1), and initially each share of Series B Convertible Preferred Stock shall be convertible into one (1) share of Common Stock. The conversion rate in effect at any time for the Series C Convertible Preferred Stock (the "Series C Applicable Conversion Rate") shall be the quotient obtained by dividing $1.95 by the Series C Applicable Conversion Value (as defined in Section 5(c)). Initially, the Series C Applicable Conversion Rate shall be one (1), and initially each share of Series C Convertible Preferred Stock shall be convertible into one (1) share of Common Stock.

               (c) Applicable Conversion Value. The Series A Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be $1.50 with respect to the Series A Convertible Preferred Stock (the "Series A Applicable Conversion Value"). The Series B Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be $1.80 with respect to the Series B Convertible Preferred Stock (the "Series B Applicable Conversion Value"). The Series C Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be $1.95 with respect to the Series C Convertible Preferred Stock (the "Series C Applicable Conversion Value").

               (d) Adjustment to Series A Applicable
                   Conversion Value, Series B Applicable
                   Conversion Value and Series C Applicable
                   Conversion Value.


                  (i) (A) Effect on Series A Applicable Conversion Value Upon Dilutive Issuances of Common Stock or Convertible Securities. If the Corporation shall, while there are any shares of Series A Convertible Preferred Stock outstanding, issue or sell shares of its Common Stock (or Common Stock Equivalents, as defined below) without consideration or at a price per share less than the Series A Applicable Conversion Value in effect immediately prior to such issuance or sale, then and in such event, such Series A Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Applicable Conversion Value in effect immediately prior to such calculation by a fraction:


                     (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all then exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Series A Applicable Conversion Value in effect immediately prior to such issuance, and

                     (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all then exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

The provisions of this Section 5(d)(i)(A) may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written consent of the holders of at least 66.66% of the then outstanding shares of Series A Convertible Preferred Stock.

                  (i) (B) Effect on Series A Applicable Conversion Value Upon Other Dilutive Issuances of Warrants, Options and Purchase Rights to Common Stock or Convertible Securities.

                     (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock with respect to the Series A Convertible Preferred Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock Equivalents shall be less than the Series A Applicable Conversion Value in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series A Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                     (2) Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Series A Applicable Conversion Value will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had adjustments made to the Series A Applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series A Applicable Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Series A Applicable Conversion Value with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are cancelled without being exercised, so that the Series A Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series A Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Series A Applicable Conversion Value had the expired or cancelled Common Stock Equivalents not been issued.

                     (3) For purposes of this Section 5(d)(i), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                        (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                        (b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                  (i) (C) Effect on Series B Applicable Conversion Value Upon Dilutive Issuances of Common Stock or Convertible Securities. If the Corporation shall, while there are any shares of Series B Convertible Preferred Stock outstanding, issue or sell shares of its Common Stock (or Common Stock Equivalents) without consideration or at a price per share less than the Series B Applicable Conversion Value in effect immediately prior to such issuance or sale, then and in such event, such Series B Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series B Applicable Conversion Value in effect immediately prior to such calculation by a fraction:

                     (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all then exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Series B Applicable Conversion Value in effect immediately prior to such issuance, and

                     (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all then exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

The provisions of this Section 5(d)(i)(C) may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written consent of the holders of at least 66.66% of the then outstanding shares of Series B Convertible Preferred Stock.

                  (i) (D) Effect on Series B Applicable Conversion Value Upon Other Dilutive Issuances of Warrants, Options and Purchase Rights to Common Stock or Convertible Securities.

                     (1) For the purposes of this Section 5(d)(i), the issuance of any Common Stock Equivalents shall be deemed an issuance of Common Stock with respect to the Series B Convertible Preferred Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock Equivalents shall be less than the Series B Applicable Conversion Value in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series B Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                     (2) Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Series B Applicable Conversion Value will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had adjustments made to the Series B Applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series B Applicable Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Series B Applicable Conversion Value with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are cancelled without being exercised, so that the Series B Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series B Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Series B Applicable Conversion Value had the expired or cancelled Common Stock Equivalents not been issued.

                  (i) (E) Effect on Series C Applicable Conversion Value Upon Dilutive Issuances of Common Stock or Convertible Securities. If the Corporation shall, while there are any shares of Series C Convertible Preferred Stock outstanding, issue or sell shares of its Common Stock (or Common Stock Equivalents) without consideration or at a price per share less than the Series C Applicable Conversion Value in effect immediately prior to such issuance or sale, then and in such event, such Series C Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series C Applicable Conversion Value in effect immediately prior to such calculation by a fraction:

                     (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all then exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Series C Applicable Conversion Value in effect immediately prior to such issuance, and

                     (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all then exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

The provisions of this Section 5(d)(i)(E) may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written consent of the holders of at least 66.66% of the then outstanding shares of Series C Convertible Preferred Stock.

                  (i) (F) Effect on Series C Applicable Conversion Value Upon Other Dilutive Issuances of Warrants, Options and Purchase Rights to Common Stock or Convertible Securities.

                     (1) For the purposes of this Section 5(d)(i), the issuance of any Common Stock Equivalents shall be deemed an issuance of Common Stock with respect to the Series C Convertible Preferred Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock Equivalents shall be less than the Series C Applicable Conversion Value in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series C Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                     (2) Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Series C Applicable Conversion Value will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had adjustments made to the Series C Applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series C Applicable Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Series C Applicable Conversion Value with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are cancelled without being exercised, so that the Series C Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series C Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Series C Applicable Conversion Value had the expired or cancelled Common Stock Equivalents not been issued.

                  (i) (G) Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.001, except for (i) dividends payable in shares of Common Stock payable pro rata to holders of Series A Convertible Preferred Stock, holders of Series B Convertible Preferred Stock, holders of Series C Convertible Preferred Stock and holders of any other class of stock (whether or not paid to holders of any other class of stock), (ii) with respect to the Series A Convertible Preferred Stock, dividends payable in shares of Series A Convertible Preferred Stock, (iii) with respect to the Series B Convertible Preferred Stock, dividends payable in shares of Series B Convertible

Preferred Stock or (iv) with respect to the Series C Convertible Preferred Stock, dividends payable in shares of Series C Convertible Preferred Stock.

                  (i) (H) Consideration Other than Cash. For purposes of this
Section 5(d)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                  (i) (I) Exceptions to Anti-dilution. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, this Section 5(d)(i) shall not apply with respect to:

                     (1) the issuance of up to an aggregate of 5,300,000 shares (inclusive of shares subject to outstanding employee options) of Common Stock (or options to purchase such shares of Common Stock), issuable or issued pursuant to any stock incentive plan administered by the Corporation including, without limitation, the 1998 Stock Option/Stock Incentive Plan, at prices or exercise prices determined by the Board of Directors to be not less than fair market value;

                     (2) the issuance of up to an aggregate of 200,000 shares of Common Stock (or options or warrants to purchase such shares of Common Stock), issuable to consultants or vendors to the Corporation at prices or exercise prices determined by the Board of Directors to be not less than fair market value;

                     (3) the issuance of shares of Common Stock upon the conversion of any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock or pursuant to the exercise of options and warrants outstanding as of October 30, 1998;

                     (4) the issuance of securities in connection with equipment or debt financing or leases (including securities issued in consideration of guarantees of such financing or leases) provided such issuance and the terms of such issuance have been approved by a majority of the Series A Investor Director, the Series B Investor Director and the Series C Investor Director (as such terms are defined in the Amended and Restated Stockholders Agreement), in his or her reasonable discretion;

                     (5) the issuance of securities to vendors, customers or co-venturers or to other persons in similar commercial or corporate partnering situations with the Corporation provided such issuance and the terms of such issuance have been approved by a majority of the Series A Investor Director, the Series B Investor Director and the Series C Investor Director, in his or her reasonable discretion; and

                     (6) the issuance of securities in connection with an acquisition of a business by the Corporation provided such issuance and the terms of such issuance have been approved by a majority of the Series A Investor Director, the Series B Investor Director and the Series C Investor Director, in his or her reasonable discretion.

                  (ii) Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Applicable Conversion Value, the Series B Applicable Conversion Value and the Series C Applicable Conversion Value (and all other conversion values set forth in Section 5(d)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying each of the Series A Applicable Conversion Value, the Series B Applicable Conversion Value and the Series C Applicable Conversion Value, respectively, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Applicable Conversion Value, the Series B Applicable Conversion Value and the Series C Applicable Conversion Value, as applicable. The Series A Applicable Conversion Value, the Series B Applicable Conversion Value and the Series C Applicable Conversion Value, as applicable, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

            An "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

               (e) Automatic Conversion Upon Initial Public Offering.

                  (i) Mandatory Conversion of Preferred Stock. Immediately upon the closing of an underwritten public offering on a firm commitment basis with a nationally recognized full-service investment bank pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the gross proceeds of such offering are equal to or greater than $15,000,000 (calculated before deducting underwriting discounts and commissions and before calculation of expenses), and (ii) the price per share is at least $10.00 (following appropriate adjustment in the event of any stock dividends, stock split, combination or other similar recapitalization affecting such shares), all then outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are then convertible pursuant to Section 5 hereof as of the closing of such underwritten public offering, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                  (ii) Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion events specified in the preceding paragraph
(i), the
holders of the Series A Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

               (f) Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock and the holders of Series C Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series A Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock and the holders of Series C Convertible Preferred Stock.

               (g) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or a merger, consolidation or sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Series A Convertible Preferred Stock, the holder of each share of Series B Convertible Preferred Stock and the holder of each share of Series C Convertible Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A

Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

               (h) Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation where the Corporation's stockholders immediately prior to such transaction do not own at least fifty percent (50%) of the voting equity securities of the surviving corporation immediately following such transaction (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of Series A Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock and the holders of Series C Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation, to which such holder would have been entitled if such holder had converted its shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 to the end that the provisions of this Section 5 (including adjustment of the Series A Applicable Conversion Value, the Series B Applicable Conversion Value and the Series C Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

               (i) Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Series A Applicable Conversion Rate, the Series B Applicable Conversion Rate or the Series C Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series A Convertible Preferred Stock, each holder of Series B Convertible Preferred Stock and each holder of Series C Convertible Preferred Stock with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

               (j) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock in accordance with the provisions of this Section 5, rounded up to the nearest whole share as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               (k) No Issuance of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, the Corporation shall round up to the next whole share of Common Stock issuable upon the conversion of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock. The determination as to whether any fractional shares of Common Stock shall be rounded up shall be made with respect to the aggregate number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock being converted at any one time by any holder thereof, not with respect to each share of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock being converted.

               (l) Partial Conversion. In the event some but not all of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock which were not converted.

               (m) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (including any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock represented by any warrants, options, subscription or purchase rights for Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (including any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (n) No Reissuance of Preferred Stock. No share or shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock.

            6. Redemption.

               (a) Optional Redemption. Commencing on November 11, 2003, and thereafter, the Corporation shall, at any time and from time to time, at the option of and on the written request of the holders of a majority of the outstanding shares of Preferred Stock (based upon the relative liquidation preferences of the Preferred Stock) (delivered to the Corporation not less than 45 nor more than 90 days prior to the date of redemption) redeem, on the date (the "Redemption Date") specified in such request, all, but not less than all, of the shares of Preferred Stock such holders are requesting to be redeemed. The redemption price for each share of Series A Convertible Preferred Stock redeemed pursuant to this Section 6(a) shall be $1.50 per share in cash plus all accrued and/or declared but unpaid dividends on such shares up to and including the date fixed for redemption (the "Series A Redemption Price"). The redemption price for each share of Series B Convertible Preferred Stock redeemed pursuant to this
Section 6(a) shall be $1.80 per share in cash plus all accrued and/or declared but unpaid dividends on such shares up to and including the date fixed for redemption (the "Series B Redemption Price"). The redemption price for each share of Series C Convertible Preferred Stock redeemed pursuant to this Section 6(a) shall be $1.95 per share in cash plus all accrued and/or declared but unpaid dividends on such shares up to and including the date fixed for redemption (the "Series C Redemption Price"). The Series A Redemption Price, the Series B Redemption Price and the Series C Redemption Price set forth in this
Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock. The Series A Redemption Price, the Series B Redemption Price and the Series C Redemption

Price shall be payable in installments, without interest, commencing with one-third of the Series A Redemption Price, the Series B Redemption Price and the Series C Redemption Price on the Redemption Date and one-third on each of the next two anniversaries of the Redemption Date. To the extent that the Company may not legally redeem such shares of Preferred Stock, such redemption shall take place as soon as legally permitted.

               (b) Insufficient Funds for Redemption.

                  (i) If the funds of the Corporation legally available for redemption of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock on the Redemption Date are insufficient to redeem the then outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock to be so redeemed on such Redemption Date, the holders of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock who are entitled to such redemption shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Redemption Date were redeemed in full. The shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock entitled to be redeemed but not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.

                  (ii) At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, such funds will be used, as soon as practicable but no later than the end of the next succeeding fiscal quarter, to redeem the balance of such shares to be redeemed, or such portion thereof for which funds are then legally available, on the basis set forth above.

               (c) Redemption Proportionate. Each redemption of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock pursuant to this Section 6 shall be made so that the number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock to be redeemed from each registered owner shall be on a pro rata basis according to the respective liquidation preferences of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock which each such holder of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock owns of record as of the applicable Redemption Date.

               (d) Redemption Notice. At least 15 days prior to the Redemption Date, written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, first class or certified mail, postage prepaid, by the Corporation to each holder of record of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock which are to be redeemed, at its address as shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice as to any holder shall not affect its obligation to redeem the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock as provided in this Section 6 hereof as to such holder. The Redemption Notice shall contain the following information:


                  (i) the number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock held by the holder which are to be redeemed by the Corporation;

                  (ii) the Redemption Date and the Series A Redemption Price, Series B Redemption Price and Series C Redemption Price; and

                  (iii) that the holder is to surrender to the Corporation, at the place designated therein, its certificate or certificates representing the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock to be redeemed.

               (e) Surrender of Certificates. Each holder of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall surrender the certificate(s) representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Series A Redemption Price, the Series B Redemption Price or the Series C Redemption Price for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate(s) and each surrendered certificate shall be canceled and retired. In the event some but not all of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock represented by a certificate(s) surrendered by a holder is being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock which were not redeemed.

            The rights of redemption of the holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are subject to the rights and preferences of any class or series of preferred stock that may be designated to be senior to, or on parity with, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock with respect to rights of redemption.

               (f) Dividends and Conversion after Redemption. From and after payment in full of the Series A Redemption Price, the Series B Redemption Price and the Series C Redemption Price, no shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section 2 hereof or to the conversion provisions set forth in Section 5 hereof; provided, however, that in all events such redemption is consummated.

               (g) Waiver of Redemption. Each holder of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall have the right to waive redemption under this Section 6 of shares owned by such holder; provided that such waiver shall not affect the number of shares to be redeemed from any other holder.

            7. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. Upon the surrender of any certificate representing shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock at such place, the Corporation will, at the request of the record holders of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefore representing the aggregate number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock as is required by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

            8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity from the holder reasonably satisfactory to the Corporation or, in the case of such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            9. Restrictions and Limitations on Corporate Action and Amendments to Charter.

               (a) The Corporation shall not take any corporate action or otherwise amend its Amended and Restated Certificate of Incorporation without the approval by vote or written consent of the holders of at least 66.66% of the then outstanding shares of Series A Convertible Preferred Stock, the holders of at least 66.66% of the then outstanding shares of Series B Convertible Preferred Stock, and the holders of at least 66.66% of the then outstanding shares of Series C Convertible Preferred Stock, each voting or consenting separately as a single series, each share of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would:

                  (i) amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock;

                  (ii) authorize or issue, or obligate the Corporation to authorize or issue, (1) additional shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock (excluding additional shares of Series C Convertible Preferred Stock issuable in any additional closing pursuant to the exercise of participation rights by certain stockholders), (2) Series A/B/C Parity Preferred Stock (as defined in Section 3(b)), or (3) shares of Preferred Stock senior to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights;

                  (iii) decrease the authorized number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock (excluding a decrease in the authorized number of shares of Series C Convertible Preferred Stock which results from the failure to exercise participation rights held by certain stockholders); or

                  (iv) cause the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Preferred Stock other than pursuant to Section 6 hereof or a redemption, purchase or other acquisition for cash of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, which is effected pro rata with the holders thereof, in proportion to the full respective preferential amounts to which such holders are entitled; or

                  (v) amend any provisions of this Section 9(a).

               (b) In the event that (i) the shares of Series A Convertible Preferred Stock and any warrants of the Corporation owned by Zero Stage Capital V Limited Partnership and Doll Technology Investment Fund together constitute greater than or equal to 15% of the outstanding voting equity of the Corporation on a fully diluted, as-converted basis, or (ii) shares of Series B Convertible Preferred Stock are outstanding, the Corporation will not amend its Amended and Restated Certificate of Incorporation or take any other corporate action without the approval by the holders of at least 50% of the then outstanding shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, each voting or consenting separately as a single series, if such amendment or corporate action would authorize the Company to:

                  (i) merge, consolidate or reorganize the Corporation, or sell all or substantially all of the Corporation's assets or effect any transaction or series of transactions in which more than 50% of the voting power of the Corporation is disposed; or

                  (ii) repurchase or redeem any securities of the Corporation;
or

                  (iii) increase the number of directors constituting the Board of Directors of the Corporation beyond seven members; or

                  (iv) establish borrowing from banks or financial institutions in the aggregate of more than $250,000; or

                  (v) pledge any of the assets of the Corporation in the aggregate with a fair market value in excess of $250,000 or pledge any intellectual property of the Corporation; or

                  (vi) amend the Amended and Restated Certificate of Incorporation or By-Laws of the Corporation which amendment adversely affects the rights of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock (except for amendments to increase the authorized number of shares of the Corporation or to create additional classes of Preferred Stock permissible under this Amended and Restated Certificate of Incorporation which requires the approval by vote or written consent of the holders of at least 66.66% of the then outstanding shares of Series A Convertible Preferred Stock and the holders of at least 66.66% of the then outstanding shares of Series B Convertible Preferred Stock, each voting or consenting separately as a single series.)

            10. No Dilution or Impairment. The Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock above the amount payable therefor on such conversion, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock from time to time outstanding.

            11. Notices of Record Date. In the event of:

               (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

               (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

               (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Convertible Preferred Stock, each holder of Series B Convertible Preferred Stock and each holder Series C Convertible Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the earlier of (1) the date specified in such notice on which such record is to be taken and (2) the date on which such action is to be taken.

            12. Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

                                    ARTICLE V
                                    DIRECTORS

            The number of directors of the Corporation shall be set forth in either the Bylaws or in resolutions duly adopted from time to time by the Board of Directors. Subject to the terms of this Amended and Restated Certificate of Incorporation, vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the director expires and when the director's successor is elected and qualified.

                                   ARTICLE VI
                       LIMITATION OF DIRECTOR'S LIABILITY

            Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. If the General Corporation Law is amended after approval by the stockholders of this ARTICLE VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                   ARTICLE VII
                                    AMENDMENT

            Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on a stockholder herein are granted subject to this reservation.

                                  ARTICLE VIII
                                   Section 203

            The Corporation hereby elects in this Amended and Restated Certificate of Incorporation not to be governed by Section 203 of the General Corporation Law.

                                   ARTICLE IX
                              STOCKHOLDER MEETINGS

            Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                    ARTICLE X
                                     BYLAWS

            Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE XI
                                 INDEMNIFICATION

            The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

            Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this ARTICLE XII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

            The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

            The indemnification rights provided in this ARTICLE XI (i) shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this ARTICLE XI.

                                    * * *

            FIFTH: That said amendments were duly adopted in accordance with the provisions of 107, 241 and 245 of the General Corporation Law.

            IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the Sole Incorporator of the Corporation this 18th day of November, 1998, and he hereby affirms under the penalties of perjury that the statements made herein are true.


                                    /s/ John Bessonette
                                    -----------------------------------------
                                    John Bessonette, Sole Incorporator